As filed with the Securities and Exchange Commission on September 2, 2020

Registration No. 333-248499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MDC PARTNERS INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada*	7311	98-0364441
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

330 Hudson Street, 10th Floor, New York, New York 10013
(646) 429-1800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan B. Mirsky

General Counsel

330 Hudson Street, 10th Floor, New York, New York 10013
(646) 429-1800

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:

Craig B. Brod Adam E. Fleisher Kimberly R. Spoerri	Grant McGlaughlin Gesta Abols Alex Nikolic
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza	Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400
New York, New York 10006 (212) 225-2000	Toronto, Ontario, M5H 2T6 (416) 366-8381

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the domestication transaction covered hereby.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☒
Non-accelerated Filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Explanatory Note

MDC Partners Inc. (the “Registrant”) has prepared this Amendment No. 1 (this “Amendment”) to the Registration Statement (the “Registration Statement”) on Form S-4 (File No. 333-248499) solely for the purpose of filing an updated consent of the Registrant’s independent registered public accounting firm as set forth in Exhibit 23.1 to this Amendment to correct the following typographical errors that were included in Exhibit 23.1 (the “Exhibit”) to the Registration Statement on Form S-4 originally filed on August 31, 2020 (the “Original Filing”): (i) the reference in the Exhibit to the date of the matters discussed in Notes 1, 4, 5, 6, 8, 10, 17, 21 and 22, which is being amended from August 24, 2020 to August 31, 2020, and (ii) the date of the consent of our Independent Public Registered Accounting Firm referenced in the Exhibit, which is being amended from August 24, 2020 to August 31, 2020. Except for the foregoing amended information, this Amendment does not amend or update any other information contained in the Original Filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.      Indemnification of Directors and Officers.

Under Section 124 of the CBCA, the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful. The aforementioned individuals are entitled to the indemnification described above from the Registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met. Under the CBCA, the Registrant may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the Registrant, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the Registrant’s request.

The by-law of the Registrant provides that, subject to the limitations contained in the CBCA but without limit to the right of the Registrant to indemnify any person under the CBCA or otherwise, the Registrant shall indemnify every director and officer of the Company and his or her heirs, executors, administrators and other legal personal representatives, against any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the Company.

See above under the heading “Description of Capital Stock — Limitations of Liability and Indemnification Matters” for a description of indemnification provisions and arrangements that will be applicable following the completion of the U.S. Domestication.

Item 21.      Exhibits and Financial Statement Schedules.

(a) See Exhibit Index.

Item 22.     Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amalgamation, dated January 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 10, 2004);
3.1.1	Articles of Continuance, dated June 28, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q filed on August 4, 2004);
3.1.2	Articles of Amalgamation, dated July 1, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on July 30, 2010);
3.1.3	Articles of Amalgamation, dated May 1, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 2, 2011);
3.1.4	Articles of Amalgamation, dated January 1, 2013 (incorporated by reference to Exhibit 3.1.4 to the Company’s Form 10-K filed on March 10, 2014);
3.1.5	Articles of Amalgamation, dated April 1, 2013 (incorporated by reference to Exhibit 3.1.5 to the Company’s Form 10-K filed on March 10, 2014);
3.1.6	Articles of Amalgamation, dated July 1, 2013 (incorporated by reference to Exhibit 3.1.6 to the Company’s Form 10-K filed on March 10, 2014);
3.1.7	Articles of Amendment, dated March 7, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 7, 2016);
3.1.8	Articles of Amendment, dated March 14, 2019 (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed on March 15, 2019);
3.2	General By-law No. 1, as amended on April 29, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 16, 2007);
3.3	Form of Certificate of Domestication of MDC Partners Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 filed on August 31, 2020);
3.4	Form of Certificate of Incorporation of MDC Partners Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form S-4 filed on August 31, 2020);
3.5	Form of Bylaws of MDC Partners Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Form S-4 filed on August 31, 2020);
4.1	Indenture, dated as of March 23, 2016, among the Company, the Guarantors and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 23, 2016)
4.1.1	6.50% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on March 23, 2016)
5.1	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding validity of the securities being registered (incorporated by reference to Exhibit 5.1 to the Company's S-4 filed on August 31, 2020)
8.1	Form of Opinion of Fasken Martineau DuMoulin LLP (incorporated by reference to Exhibit 8.1 to the Company’s Form S-4 filed on August 31, 2020);
8.2	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP (incorporated by reference to Exhibit 8.2 to the Company’s Form S-4 filed on August 31, 2020);
10.1	Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 4, 2016);

10.1.1	Consent and First Amendment to the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Bank, N.A., as agent, and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on March 15, 2019);
10.1.2	Second Amendment, dated as of May 29, 2020, to the Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on June 1, 2020)
10.2	Securities Purchase Agreement, by and between MDC Partners Inc. and Broad Street Principal Investments, L.L.C., dated as of February 14, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 15, 2016);
10.3	Securities Purchase Agreement, by and between MDC Partners Inc. and Stagwell Agency Holdings LLC, dated as of March 14, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on March 15, 2019);
10.4 †	Employment Agreement, effective March 18, 2019, by and between the Company and Mark Penn (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on March 15, 2019);
10.5 †	Employment Agreement dated as of May 6, 2019, by and between the Company and Frank Lanuto (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on May 8, 2019);
10.6†	Employment Agreement dated as of May 6, 2019, by and between the Company and Jonathan Mirsky (incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed on May 8, 2019);
10.7†	Second Amended and Restated Employment Agreement between the Company and David Ross, dated as of February 27, 2017 (incorporated by reference to Exhibit 10.7 to the Company’s Form10-K filed on March 1, 2017);
10.8†	Employment Agreement between the Company and Vincenzo DiMaggio, dated as of May 8, 2018 (incorporated by reference to Exhibit 10.8 to the Company's 10-K filed on March 18, 2019);
10.9†	Employment Agreement between the Company and Scott Kauffman, dated as of August 6, 2015 (incorporated by reference to Exhibit 10.2 to the Company's Form 10-K filed on February 26, 2016);
10.9.1†	Succession Agreement between the Company and Scott Kauffman, dated as of September 9, 2018 (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on September 12, 2018);
10.10†	Amended and Restated Employment Agreement between the Company and David Doft, dated as of July 19, 2007 (effective August 10, 2007) (incorporated by reference to Exhibit 10.7 to the Company's Form 10-Q filed on August 7, 2007);
10.10.1†	Amendment No. 1 dated March 7, 2011, to the Amended and Restated Employment Agreement made as of July 19, 2007, by and between the Company and David Doft (incorporated by reference to Exhibit 10.2 to the Company Form 10-Q filed on May 2, 2011;
10.10.2†	Separation and Release Agreement, dated as of May 8, 2019, by and between the Company and David Doft (incorporated by reference to Exhibit 10.5 to the Company's Form 10-Q filed on May 9, 2019);
10.11†	Amended and Restated Employment Agreement between the Company and Mitchell Gendel, dated as of July 6, 2007 (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed on August 7, 2007);
10.11.1†	Amendment No. 1 dated March 7, 2011, to the Amended and Restated Employment Agreement made as of July 6, 2007, by and between the Company and Mitchell Gendel (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on May 2, 2011);

10.11.2†	Separation and Release Agreement, dated as of May 6, 2019, by and between the Company and Mitchell Gendel (incorporated by reference to Exhibit 10.6 to the Company's Form 10-Q filed on May 9, 2019);
10.12†	Amended and Restated Employment Agreement between the Company and Stephanie Nerlich, dated as of November 1, 2017 (incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K filed on March 1, 2018);
10.12.1†	Agreement of Settlement and Release, dated as of June 3, 2019, by and between the Company and Stephanie Nerlich (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on June 6, 2019);
10.13†	Amended and Restated Stock Appreciation Rights Plan, as adopted by the shareholders of the Company at the 2009 Annual and Special Meeting of Shareholders on June 2, 2009 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on June 5, 2009);
10.14†	Amended 2005 Stock Incentive Plan of the Company, as approved and adopted by the shareholders of the Company at the 2009 Annual and Special Meeting of Shareholders on June 2, 2009 (incorporated by reference to Exhibit 10.1 to the Company’s 8-K filed on June 5, 2009);
10.15†	2008 Key Partner Incentive Plan, as approved and adopted by the shareholders of the Company at the 2008 Annual and Special Meeting of Shareholders on May 30, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed on July 31, 2008);
10.16†	2011 Stock Incentive Plan of the Company, as approved and adopted by the shareholders of the Company on June 1, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 1, 2011);
10.17†	Form of Incentive/Retention Payment letter agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 1, 2011);
10.18†	MDC Partners Inc. 2014 Long Term Cash Incentive Compensation Plan, as adopted March 6, 2014, including forms of 2014 Award Agreement (incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K filed on March 10, 2014);
10.19†	2016 Stock Incentive Plan, as amended June 25, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 30, 2020);
10.20†	Form of Financial-Performance Based Restricted Stock Grant Agreement (2017) under the 2016 Stock Incentive Plan (incorporated by reference to Exhibit 10.14.1 to the Company’s 10-K filed on March 1, 2017);
10.21†	Amended Form of Senior Executive Retention Award (December 2018) (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed on December 27, 2018);
10.22†	Form of Financial Performance-Based Restricted Stock Agreement (2019) (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q filed on November 6, 2019);
10.23†	Form of Long-Term Cash Incentive Compensation Plan 2019 Award Agreement (incorporated by reference to Exhibit 10.2 to the Company's Form 10-Q filed on November 6, 2019);
21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21 to the Company's Form 10-K filed on March 5, 2020);
23.1	Consent of Independent Registered Public Accounting Firm BDO USA, LLP*;
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Form S-4 filed on August 31, 2020);
99.1	Form of Proxy (incorporated by reference to Exhibit 99.1 to the Company’s Form S-4 filed on August 31, 2020).

*    Filed electronically herewith.

†    Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 2, 2020.

MDC PARTNERS INC.

/s/ Frank Lanuto
Frank Lanuto
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Vincenzo DiMaggio
Vincenzo DiMaggio
Chief Accounting Officer
Date: September 2, 2020

*
Mark Penn
Chief Executive Officer and Chairman of the Board
Date: September 2, 2020

*
Ambassador Charlene Barshefsky
Director
Date: September 2, 2020

*
Asha Daniere
Director
Date: September 2, 2020

*
Bradley Gross
Director
Date: September 2, 2020

*
Wade Oosterman
Director
Date: September 2, 2020

*
Desirée Rogers
Director
Date: September 2, 2020

*
Irwin D. Simon
Lead Independent Director
Date: September 2, 2020

*Signed by Frank Lanuto pursuant to a Power of Attorney.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of MDC Partners Inc. in the United States, on September 2, 2020.

MDC PARTNERS INC.

By:	/s/ Frank Lanuto
	Name:	Frank Lanuto
	Title:	Chief Financial Officer